Exhibit 10.31

                            SHARE PURCHASE AGREEMENT


THIS AGREEMENT dated effective March 27, 2001

AMONG:
                  BELMONT RESOURCES INC. having a business address of Suite 600
                  - 625 Howe Street Vancouver, B.C. V6C 2T6,

                  (the "Vendor")

                  OF THE FIRST PART

AND:
                  EUROGAS, INC., having a business address of Lektykarska 18, Warsaw 01-687, Poland

                  (the "Purchaser")

                  OF THE SECOND PART
AND:

                  ROZMIN s.r.o., having a business address of Safarikova 114, Roznava 04801, Slovak Republic


                                                              OF THE THIRD PART
WHEREAS:

A. The Purchaser and the Vendor are shareholders of Rozmin s.r.o., a company incorporated pursuant to the laws of Slovakia and joint venture partners in the development of a certain talc industrial mineral deposit located near Gemerska Poloma;


B. The Vendor holds a 57% equity interest in Rozmin s.r.o. equal to a paid up capital amount of 228,000 SKK, which the Purchaser wishes to purchase on the terms and conditions described herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of one dollar (the receipt and sufficiency of which is hereby acknowledged) and the mutual promises contained herein the parties agree as follows:



                                   ARTICLE 1.
                                   Definitions

1.1      In this Agreement:

         (a) "Closing" means the closing of the purchase and sale of the Shares and certain other matters disclosed herein;



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(b) "Commercial Production" means the point when talc industrial mineral has completed mine extraction, crushing, classifying and/or milling and available to sell to the consumer market.

         (c) "Deposit" means that certain talc industrial mineral deposit located near Gemerska Poloma, the mineral extraction rights of which are held by Rozmin s.r.o.

         (d) "Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, and claims of any nature whatsoever;

         (e) "Purchase Price Shares" means 12,000,000 common shares in the capital stock of the Purchaser; and

         (f) "Shares" means a 57% equity interest in the capital stock of Rozmin s.r.o. equal to a paid up capital amount of 228,000 SKK.


                                    ARTICLE 2
                                Purchase And Sale

2.1 Purchased Shares. Relying upon the representations and warranties herein contained, and on and subject to the terms and conditions hereof, the Vendor will sell to the Purchaser and the Purchaser will accept and acquire from the Vendor the Shares in consideration of:

         (a)      the Purchase Price Shares;

         (b) the Purchaser hereby undertaking to register and qualify, at its expense, the Purchase Price Shares under the Securities Act of 1933 (United States), which registration and qualification shall be carried out by making the necessary filings with the Securities and Exchange Commission ("S.E.C") within 30 days from the date this Agreement is approved by the Canadian Venture Exchange;

         (c) the Purchaser hereby granting the right to the Vendor to require the Purchaser to register and qualify, at the expense of the Purchaser, the Purchase Price Shares under the Securities Act of 1933 (United States) at any time;

         (d) Rozmin s.r.o. hereby granting a royalty to the Vendor of 2% calculated on the gross sale revenue of any talc sold with such royalty to be paid on March 31, June 30, September 30 and December 31 of each year of the mining life of the Deposit;

         (e) the payment by the Purchaser to the Vendor of a US$100,000 non-refundable advance royalty (the "US$100,000 NRAR") within 30 days of the execution of this Agreement by all parties.


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                                    ARTICLE 3
             Representations, Warranties And Covenants Of the Vendor

3.1 Covenants, Representations and Warranties. The Vendor covenants, represents and warrants to the Purchaser that now and at Closing:

         (a) the Vendor is the registered and beneficial owner of the Shares and have a good and marketable title to the Shares free and clear of all mortgages, liens, charges, security interests, adverse claims, charges, encumbrances and demands whatsoever;

         (b) no person, firm or corporation has any agreement or option or any right or privilege, whether by law, pre-emption or contract, that is capable of becoming an agreement or option for the purchase of the Shares; and

         (c) subject to the right of the Vendor to sell the Purchase Price Shares in any quotation service or stock market in which the shares of the Purchaser are traded at any time, the Purchaser will have the right to buy-back any unsold Purchase Price Shares (up to 6,000,000) at US$2.00 per share within one year of the date of execution of this Agreement by all parties; and providing the Purchaser has delivered 30 days written notice to the Vendor of Purchasers intent to buy-back.


                                    ARTICLE 4
                  Representations, Warranties And Covenants Of
                         the Purchaser and Rozmin s.r.o.

4.1 Covenants, Representations and Warranties. The Purchaser covenants, represents and warrants to the Vendor that now and at the Closing:

         (a)      it has the full authority to enter into this Agreement;

         (b) if the average weighted trading price of the shares of the Purchaser as quoted on the NASD OTC market is less than US$0.30 for any 10 trading day period within one year of the date of execution of this Agreement by all parties, then the Purchaser will issue to the Vendor that number of common shares equal to 1,000,000 multiplied by the following factor:

                  (US$0.30-(10 day ave. w. tr. price))/0.05

         (c) in the event the Vendor is unable from the sale of the Purchase Price Shares to recover 125% of its initial investment in the Deposit equal to CDN$3,000,000 (based on an initial investment of CDN$2,400,000) within one year of the date of execution of this Agreement by all parties due to depressed market conditions or a depressed trading price then the Purchaser shall within 10 business days of the written request by the Vendor issue such additional common shares to compensate for any shortfall from the CDN$3,000,000, with the deemed price of such shares to be the average weighted trading price for the 10 day period prior to the date of receipt of the written notice by the Purchaser;


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         (d)      the Purchaser agrees to arrange the necessary financing to place the Gemerska Poloma talc deposit into Commercial Production within one year from the date of execution of this Agreement by all parties, however if this is not accomplished (other than for reasons beyond the Purchaser's control) then the Purchaser will pay the Vendor an advance royalty of US$10,000 per month for each month of delay in achieving commercial production;

         (e) the Purchaser will be responsible for the Vendor's share of the working capital budget of Rozmin s.r.o. from January 1, 2001 as well as any investment capital expenses incurred and outstanding since the start of the surface installations;

         (f) during the period of obtaining regulatory approval from the Canadian Venture Exchange, the Purchaser will use its best efforts to keep Rozmin s.r.o. and the Deposit in good standing with all applicable laws and regulations;

4.2 Covenants, Representations and Warranties. Rozmin s.r.o. covenants, represents and warrants to the Vendor that now and at the Closing:

         (a) Rozmin s.r.o. will keep true and accurate records of its operations and sales;

         (b) the Vendor shall at all times have the authority to inspect the Deposit and the facilities related to the Deposit and to audit any records related to the sale of talc or affecting royalties payable to the Vendor.


                                    ARTICLE 5
                     Survival Of Representations, Warranties
                       And Covenants, And Indemnification

5.1 Survival and Indemnification. The representations, warranties and covenants made by Rozmin s.r.o., the Vendor and the Purchaser in this Agreement will survive any Closing and, notwithstanding such Closing or any investigation made by or on behalf of Rozmin s.r.o., the Vendor, the Purchaser or any other person acting on their behalf, will continue in full force and effect.

                                    ARTICLE 6
                                     Closing

6.1 Within 30 days of the date of approval by the Canadian Venture Exchange of the transactions described in this Agreement the Vendor shall deliver In trust to the solicitor (the "Trust") for Rozmin s.r.o. any and all transfer documentation necessary for the transfer of the Shares to the Purchaser against payment of the Purchase Price Shares and the US$100,000 NRAR (if not already paid). The terms of the Trust are that: the ownership of the Shares shall not pass to the Purchaser; and
b) no instructions to proceed with the share transfer in the Slovak Republic District Court will be given to the Rozmin s.r.o. Solicitor,


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         unless and until the Vendor has received 125% of its initial investment equal to CDN $3,000,000 through the sale of the Purchase Price Shares.

                                    ARTICLE 7
                                  Miscellaneous

7.1 Appointments. Due to the Vendor by virtue of this Agreement receiving 12,000,000 common shares of the purchaser, as well as previously holding 2,500,000 warrants to purchase an additional 2,500,000 shares of the Purchaser at a price of US$0.40 per share; the Vendor shall have the right to appoint one director of the Vendor to the Purchasers Board. Such appointment will not take place until Canadian Venture Exchange approval of this Agreement. Should the Vendor proceed with such appointments the director shall remain until the next Annual General Meeting of the Purchaser, however such term will not be less than one year. The Purchaser also agrees that during the term of this Agreement to coordinate all financial statements, 10Q's 10K or other S.E.C. related matters with the Chief Financial Officer of the Vendor.

7.2 Arbitration. Any dispute between the parties in respect of the interpretation of this Agreement or any matter to be agreed upon under this Agreement, or otherwise arising under this Agreement will be determined by arbitration. Either party may, by written notice to the other as provided herein, demand arbitration of any dispute under this Agreement. Upon a demand for arbitration, each party will, within 10 days after the date on which notice of the demand is given, appoint an arbitrator and the 2 arbitrators so appointed will choose a third arbitrator. If either party fails to appoint an arbitrator, the arbitrator appointed by the other party will proceed to determine the dispute as sole arbitrator. If the arbitrators appointed by the parties do not within 3 days after they have both been appointed agree on a third arbitrator, the third arbitrator will be appointed pursuant to the Commercial Arbitration Act (British Columbia).
         The decision of the arbitrator or the arbitrators or a majority of them will be final and binding upon the parties.

7.3 Further Assurances. Each of the parties hereby covenants and agrees that at any time and from time to time either before or after the Closing it will, upon the request of the other party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

7.4 Notice. Any notice required or permitted to be given or delivery required to be made to any party may be effectively given or delivered if it is delivered personally or by telex or telecopy at the addresses or telephone numbers set out above or to such other address or telephone number as the party entitled to or receiving such notice may notify the other party as provided for herein. Delivery shall be deemed to have been received:

         (a) the same day if given by personal service or if transmitted by fax; and

         (b) the fifth business day next following the day of posting if sent by regular post.

7.5 Governing Law. This Agreement will be governed by and be construed in accordance with the laws of British Columbia.


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7.6      Successors and Assigns. This Agreement will be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns as the case may be.

7.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied. In the event of any conflict or ambiguity in the interpretation of any provisions as between this Agreement and any translation of any or all of this Agreement, the English version of the provisions this Agreement shall prevail.

7.8      Time of the Essence.  Time will be of the essence.

7.9 Amendment. No modification or amendment to this Agreement may be made unless agreed to by the parties thereto in writing.

7.10 Severability. In the event any provision of this Agreement will be deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

7.11 Headings. The headings contained herein are inserted for convenience only and will not be construed as part of the Agreement.

7.12 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument, and any facsimile signature shall be taken as an original.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as
of   April 17th         , 2001.
  ----------------------


BELMONT RESOURCES INC.                               EUROGAS, INC.


  /s/ Gary Musil                                   /s/ Andrzej K. Andraczke
------------------------------                 -------------------------------
Per: Authorized Signatory                      Per: Authorized Signatory
Name:    Gary Musil                            Name: Andrzej K. Andraczke



ROZMIN s.r.o.


  /s/ Ondrej Rozloznik
------------------------------
Per: Authorized Signatory
Name: Ondrej Rozloznik